Exhibit 99.2

                                                                                         Global Credit Research
                                                                                                                                                                                                      Rating Action
                                                                                                                                                                                                        19 JUN 2007

Rating Action: Prospect Medical Holdings, Inc.

Moody’s assigns Prospect Medical B3 senior debt rating

$160 million credit facility rated

New York, June 19, 2007 — Moody’s Investors Service has assigned a B3 senior secured debt rating to Prospect Medical Holdings, Inc.’s (Prospect, AMEX:PZZ) proposed $160 million senior secured credit facility consisting of a $145 million term loan and a $15 million revolving credit facility. Prospect and Prospect Medical Group, Inc. (PMG), an affiliated physician organization controlled by Prospect, will be co-borrowers under the credit facility. The proceeds will be used to finance the acquisition of Alta Healthcare System Inc., and retire existing debt at Prospect. In addition, Moody’s assigned a B3 corporate family rating to Prospect. The outlook on the ratings is stable.

The rating agency said that the ratings are driven by Prospect’s limited geographic area, small membership base and focus on HMO membership. The proposed acquisition of Alta Healthcare System, Inc. (Alta) and its four hospitals is perceived as increasing Prospect’s risk profile due to the company’s lack of experience in operating a hospital system, although Alta’s senior management will join the pro forma company’s management team, and Alta’s concentration in the Medicare and Medi-Cal (California’s Medicaid program) business segments. The rating also reflects Prospect’s weak financial profile, in particular, its consistent although somewhat low earnings margins, which are offset by the increased debt and high financial leverage resulting from the financing of the proposed acquisition (initial debt to EBIT of approximately 5 times, where debt includes operating leases) and low interest coverage ratio (initial EBIT coverage below 3 times). The rating agency also noted that over the last few years Prospect has been very acquisitive, with fifteen affiliated physician organizations currently under its control, having completed another IPA acquisition, ProMed, on June 1, 2007. Moody’s anticipates that the company will continue to seek additional IPAs and possibly hospital acquisitions.

Prospect is a health care management services organization that provides management services to affiliated physician organizations that operate as independent physician associations or medical clinics. Prospect’s operations are concentrated in Orange County, Los Angeles County and San Bernardino County in California. The affiliated physician organizations have entered into agreements with managed care companies to provide HMO enrollees with a full range of non-hospital medical services in exchange for fixed capitation payments. Prospect currently provides management services to fifteen affiliated physician organizations, including PMG, of which thirteen of the affiliated physician organizations are controlled by PMG, one is 55% owned by PMG and the other is a joint venture in which PMG owns 50% interest.

Through three management subsidiaries—Prospect Medical Systems, Sierra Medical Management and ProMed Health Care Administrators— Prospect has entered into long-term agreements to provide management services to the affiliated physician organizations in exchange for a management fee. The management services provided include negotiation of contracts with physicians and HMOs, physician recruiting and credentialing, human resources services, claims administration, financial services, provider relations, member services, case management including utilization management and quality assurance, data collection, and management information systems.

Moody’s commented that the B3 senior secured and corporate family ratings are based on the expectation that there will be no losses or impairments to PMG’s contracts with the managed care companies as a result of the transaction and that the terms of the credit facility will require that at least 50% of excess cash flow be used for debt repayment.

The rating agency added that the ratings could move up if debt to EBIT falls below 3x, EBIT to interest expense exceeds 4x, and the company produces consistent net income margins of at least 5%. However, if the enrolled membership at PMG declines by 5% or more, if the medical ratio exceeds 82%, if cash flow from operations is less than one times net income or if there is an acquisition of another hospital system, then Moody’s said the ratings could be lowered.

The following ratings were assigned with a stable outlook:

Prospect Medical Holdings, Inc.—senior secured debt rating of B3; corporate family rating of B3.

Prospect Medical Holdings, Inc. is headquartered in Culver City, California. For the fiscal year ending September 30, 2006 total revenue was $136 million with ending HMO enrollees of approximately 171,400. As of September 30, 2006 the company reported shareholder’s equity of $33.8 million.

Moody’s corporate family rating is an opinion of a corporate family’s ability to honor all of its financial obligations and is assigned to a corporate family as if it had a single class of debt and a single consolidated legal entity structure.

For more information, visit our website at www.moodys.com/insurance

New York
Stephen Zaharuk
VP -Senior Credit Officer
Financial Institutions Group
Moody’s Investors Service
JOURNALISTS: 212-553-0376
SUBSCRIBERS: 212-553-1653

New York
Robert Riegel
Managing Director
Financial Institutions Group
Moody’s Investors Service
JOURNALISTS: 212-553-0376
SUBSCRIBERS: 212-553-1653

© Copyright 2007, Moody’s Investors Service, Inc. and/or its licensors including Moody’s Assurance Company, Inc. (together, “MOODY’S”). All rights reserved.

ALL INFORMATION CONTAINED HEREIN IS PROTECTED BY COPYRIGHT LAW AND NONE OF SUCH INFORMATION MAY BE COPIED OR OTHERWISE REPRODUCED, REPACKAGED, FURTHER TRANSMITTED, TRANSFERRED, DISSEMINATED, REDISTRIBUTED OR RESOLD, OR STORED FOR SUBSEQUENT USE FOR ANY SUCH PURPOSE, IN WHOLE OR IN PART, IN ANY FORM OR MANNER OR BY ANY MEANS WHATSOEVER, BY ANY PERSON WITHOUT MOODY’S PRIOR WRITTEN CONSENT. All information contained herein is obtained by MOODY’S from sources believed by it to be accurate and reliable. Because of the possibility of human or mechanical error as well as other factors, however, such information is provided “as is” without warranty of any kind and MOODY’S, in particular, makes no representation or warranty, express or implied, as to the accuracy, timeliness, completeness, merchantability or fitness for any particular purpose of any such information. Under no circumstances shall MOODY’S have any liability to any person or entity for (a) any loss or damage in whole or in part caused by, resulting from, or relating to, any error (negligent or otherwise) or other circumstance or contingency within or outside the control of MOODY’S or any of its directors, officers, employees or agents in connection with the procurement, collection, compilation, analysis, interpretation, communication, publication or delivery of any such information, or (b) any direct, indirect, special, consequential, compensatory or incidental damages whatsoever (including without limitation, lost profits), even if MOODY’S is advised in advance of the possibility of such damages, resulting from the use of or inability to use, any such information. The credit ratings and financial reporting analysis observations, if any, constituting part of the information contained herein are, and must be construed solely as, statements of opinion and not statements of fact or recommendations to purchase, sell or hold any securities. NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE ACCURACY, TIMELINESS, COMPLETENESS, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF ANY SUCH RATING OR OTHER OPINION OR INFORMATION IS GIVEN OR MADE BY MOODY’S IN ANY FORM OR MANNER WHATSOEVER. Each rating or other opinion must be weighed solely as one factor in any investment decision made by or on behalf of any user of the information contained herein, and each such user must accordingly make its own study and evaluation of each security and of each issuer and guarantor of, and each provider of credit support for, each security that it may consider purchasing, holding or selling.

MOODY’S hereby discloses that most issuers of debt securities (including corporate and municipal bonds, debentures, notes and commercial paper) and preferred stock rated by MOODY’S have, prior to assignment of any rating, agreed to pay to MOODY’S for appraisal and rating services rendered by it fees ranging from $1,500 to approximately $2,400,000. Moody’s Corporation (MCO) and its wholly-owned credit rating agency subsidiary, Moody’s Investors Service (MIS), also maintain policies and procedures to address the independence of MIS’s ratings and rating processes. Information regarding certain affiliations that may exist between directors of MCO and rated entities, and between entities who hold ratings from MIS and have also publicly reported to the SEC an ownership interest in MCO of more than 5%, is posted annually on Moody’s website at www.moodys.com under the heading “Shareholder Relations - Corporate Governance - Director and Shareholder Affiliation Policy.”